                                                                   EXHIBIT 10.10


                                HYBRID FAX, INC.

                            _______________________


                       PREFERRED STOCK PURCHASE AGREEMENT

                         Dated as of December 16, 1988

                            _______________________


                              For the Purchase of
                   336,000 Shares of Series A Preferred Stock












________________________________________________________________________________


     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN
     --------------------------------------------------------------------
ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO THE
--------------------------------------------------------------------------------
CONFLICT OF LAWS PROVISIONS THEREOF.
------------------------------------

                       Preferred Stock Purchase Agreement


                                HYBRID FAX, INC.


                         Dated as of December 16, 1988


     Hybrid Fax, Inc., a Delaware corporation (the "Company"), each of the purchasers listed in Schedule I hereto (the "Purchasers") and First Stage Partners, a Texas general partnership whose partners consist of the Purchasers and certain existing holders of the Company's Series A Preferred Stock (the "Partnership") have entered into this Agreement for the purpose of the Purchasers purchasing, and the Company issuing, certain shares of the Company's Series A Preferred Stock.

     1.   Authorization of the Securities. The Company has duly authorized the
          -------------------------------
issuance and sale of up to 360,000 additional shares of the Company's Series A Preferred Stock (the "Preferred") par value $.01 per share. Subscriptions have been rounded as to the number of shares as provided in Schedule I. The Preferred shall have the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions set forth in the Certificate of Designation (the "Certificate of Designation") of the Company in the form previously delivered to each of the Purchasers. The Preferred shall, upon the terms and conditions set forth in the Certificate of Designation, be convertible into shares of Common Stock of the Company, par value $.01 per share (the "Common Stock") at an initial conversion rate of one share for one share, subject to adjustment as provided in the Certificate of Designation.

     2.   Purchase and Sale of the Shares.
          -------------------------------

     (a) Each Purchaser has executed and delivered to the Company, and the Company has accepted, a Subscription Agreement and Power of Attorney (the "Subscription Agreement") pursuant to which such Purchaser has subscribed for the purchase of a number of shares of Preferred in the amounts set forth opposite such Purchaser's name in Schedule I hereto. An amount equal to 25% of the purchase price has been paid in to the Company by the Purchasers upon the acceptance of the Subscription Agreement. Subject to the terms and conditions of this Agreement and the Subscription Agreement, the Company shall issue and sell to the Purchasers and each Purchaser shall purchase from the Company, at the Closing (as defined below), 25% of the Shares specified opposite the Purchaser's name in Schedule I hereof (the "Purchaser Shares") for a purchase price of $.8333333 per Share in cash. Thereafter, the remainder of the purchase price will be paid and the remaining shares will be issued.

     (b) The Purchaser Shares shall be evidenced by Preferred stock certificates. Shares to be issued to the Purchasers will be issued in the whole numbers of each as set forth in Schedule I hereto.

     3.   Closing.
          -------

     (a) The closing of the acceptance of subscriptions and the sale and purchase of 25% of the Purchaser Shares (the "Closing") to be purchased by the Purchasers shall take place at the offices of the Company in Redwood City, California at 3:00 p.m. on December 16, 1988, or on such other business day on or prior to December 31, 1988 (the "Closing Date"). The Closing shall not occur unless the Company has accepted subscriptions for the purchase of Purchaser Shares of at least $150,000 in the aggregate. At the Closing, each Purchaser shall deliver 25% of the purchase price owing on the Purchaser Shares, which payment shall be made in personal or cashier's check or wire transfer to the account of the Company.

     (b) The closing of the sale and purchase of the remaining Purchaser' Shares subscribed for but not issued (the "Second Closing"), shall take place at the offices of the Company at 3:00 p.m. on January 16, 1989, or such other business day not later than January 31, 1989 (the "Second Closing Date"). The failure of any Purchaser to deliver the balance of his purchase price shall not effect the obligations of the Company, the Partnership and the remaining Purchasers to consummate the Second Closing with respect to all other Purchaser Shares.

     (c) If the Closing fails to occur on or before December 31, 1988, each of the Purchaser and the Company shall, at its election and notwithstanding anything to the contrary contained in this Agreement, be relieved of all further obligations under this Agreement, and all funds paid to the Company by the Purchasers shall be returned to the Purchasers without interest.

     (d) At the Closing and the Second Closing, each Purchaser shall, upon issuance by the Company, contribute the shares of Preferred purchased by such Purchaser to the Partnership in accordance with Section 4.2(a) of the Agreement of Partnership of the Partnership dated as of the date hereof which is substantially in the form provided to each of the Purchasers. By execution of this Agreement, each Purchaser hereby assigns and conveys, effective at Closing, all right, title and interest in the Purchaser Shares to the Partnership.

     (e) At the Closing and the Second Closing, the Company will deliver the shares of Preferred purchased hereby by each of the Purchasers by delivering to the Partnership, on behalf of each Purchaser, a single Preferred Stock Certificate dated the Closing Date, in the case of Purchaser Shares issued at the Closing, or the Second Closing Date, in the case of Purchaser Shares issued at the Second Closing, and registered in the name of Douglas Y. Bech, as trustee for the Partnership, against delivery to the Company of the portion of the purchase price due therefore as provided in Sections 2(a) and 2(b) hereof. The Partnership shall accept the Certificates at Closing and at the Second Closing on behalf of the Purchaser.

     (f) By delivering payment for the portion of the purchase price for the Purchaser Shares due on such date, each Purchaser shall be deemed to have confirmed as of the Closing Date or the Second Closing Date, as the case may be, that the representations and warranties made by it in Section 7 of this Agreement and in the Subscription Agreement remain accurate in all material respects as of the Closing Date or the Second Closing Date, as the case may be, and that such Purchaser has performed all of its obligations to be performed under this Agreement and the Subscription Agreement on or prior to such date.

     4.   Conditions to Purchase. The obligation of the Purchaser to purchase
          ----------------------
and pay for the Purchaser Shares at the Closing shall be subject to the fulfillment, or the waiver by the Purchaser, prior to or at the Closing, of the following conditions:

     (a) all representations and warranties and other statements of the Company herein shall be, at and as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, true and correct in all material respects;

     (b) the Company shall have performed and complied with all of its obligations and conditions hereunder to be performed on or prior to the Closing Date in all material respects;

     (c) the Company shall have received prior to the Closing Date pursuant to this Agreement and the several Subscription Agreements executed and delivered by each of the Purchasers ("Subscription Agreement") cash gross proceeds from the issuance of the Purchaser Shares of at least $150,000; and

     (d) the Administrative Partners of the Partnership shall have been furnished with the favorable opinion, dated the Closing Date and the Second Closing Date and addressed to the Purchaser from Andrews & Kurth, counsel for the Company, in form and substance satisfactory to the Administrative Partners of the Partnership.

Such conditions stated in this Section 4 shall also be satisfied as of the Second Closing with respect to the Purchaser Shares to be issued on such date.

     5.   Conditions to Sale. The obligation of the Company to issue and sell
          ------------------
the Purchaser Shares to the Purchaser at the Closing shall be subject to the fulfillment, or the waiver by the Company, prior to or at the Closing, of the following conditions:

     (a) all representations and warranties and other statements of the Purchaser herein and in the Subscription Agreement shall be, at and as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, true and correct in all material respects; and

     (b) the Purchaser shall have performed and complied with all of its obligations and conditions hereunder to be performed, on or prior to the Closing Date in all material respect.

     6.   Representations and Warranties of the Company. The Company hereby
          ---------------------------------------------
represents and warrants to the Purchaser as follows:

     (a) The Company has been duly incorporated and organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and conduct its business as described in the Memorandum and the Business Plan (as defined in the Subscription Agreement); the Company has been (or at the Closing Date will be) duly qualified as a foreign corporation for the transaction of business and is (or at the Closing Date will be) in good standing, under the laws of each other jurisdiction in which the Company owns or leases properties, or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company. The Company has heretofore delivered or prior to the Closing will deliver to the Purchaser a substantially complete and correct copy of, and the Company has all requisite corporate power and authority to enter into and perform all of its obligations under, this Agreement, the Subscription Agreements, the Certificate of Designation (as filed with the Secretary of State of the State of Delaware) together with any exhibits, schedules or attachments thereto (collectively, the "Documents").

     (b) All of the Common Stock of the Company outstanding as of the date hereof has been, and all of the Common Stock and Preferred of the Company outstanding on the Closing Date will be, duly and validly authorized and issued, fully paid and non-assessable; the authorized capital stock of the Company immediately prior to the Closing will consist of: (i) 5,000,000 shares of Common Stock, par value $.01 per share, of which 890,000 shares will be issued and outstanding and (ii) 3,000,000 shares of Preferred Stock, par value $.01 per share, of which 299,995 shares will be issued and outstanding. Except (i) for up to 200,000 shares of Common Stock reserved or available for sale to certain future employees, officers, consultants and directors of the Company, (ii) as provided for on the Certificate of Designation and (iii) Warrants issued pursuant to that certain Warrant Agreement dated August 31, 1988 among the Company and certain investors (the "Warrant Agreement") to purchase an aggregate 75,009 shares of the Company's Common Stock, (a) there are no outstanding subscriptions, warrants, options, calls or commitments of any character relating to or entitling any person to purchase or otherwise acquire from the Company any capital stock of the Company, (b) there are no obligations or securities convertible into or exchangeable for any shares of capital stock of the Company or any commitments of any character relating to or entitling any person to purchase or otherwise acquire any such obligations or securities; (c) there are no preemptive or similar rights to subscribe for or to purchase any capital stock of the Company; and (d) the Company has not entered into any agreement to register its equity or debt securities under the Securities Act of 1933 as amended (the "Securities Act");

     (c) The execution, delivery and performance by the Company of this Agreement and the Documents and the consummation by the Company of the transactions contemplated thereby have been or, prior to the Closing Date will be, duly authorized by all necessary corporate action on the part of the Company; this Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except as enforcement thereof is subject to general principles of equity (whether applied in a proceeding at law or in equity and except that enforcement of any indemnification and provisions contained in such Documents may be limited or denied on the basis of federal or applicable state securities laws and the public policies underlying such laws; the Preferred has been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Certificate of Designation and, upon the issuance thereof in accordance with this Agreement, and the Certificate of Designation, will be entitled to the benefits of the Certificate of Designation and the related certificates;

     (d) The issue and sale of the Preferred hereunder on the Closing Date and the execution and delivery of, and the compliance by the Company with all of the provisions of this Agreement and the Certificate of Designation and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions off or constitute a default under, or result in the creation of any lien in respect of any property or assets of the Company under the Certificate of Incorporation or By-Laws of the Company, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound, or any statute or law to which the Company or any of its properties are subject or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and, assuming the accuracy in all material respects of the representations of the Purchaser set forth in Section 7 hereof, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for validity of the execution and delivery of or for the performance by the Company of this Agreement, the issue and sale of the Preferred constituting the Purchaser Shares or the placement of the Purchaser Shares or the consummation by the Company of the other transactions contemplated by this Agreement, the Preferred constituting the Purchaser Shares or the Certificate of Designation, except such as may be required under state securities or Blue Sky laws in connection with the placement of the Shares and except such as may be required under the Securities Act and such state securities or Blue Sky laws in connection with subsequent resales by purchasers in such placement;

     (e) There are no legal or governmental proceedings pending to which the Company is a party or of which any of its properties is the subject, or which challenge the validity or legality of this Agreement, the other Documents or the transactions contemplated hereby or thereby; and, to the best of the Company's knowledge, no such proceedings are threatened by governmental authorities or by any other persons; and

     (f) On the Closing Date, the Company will not to its knowledge be in violation of any statutes, laws, ordinances, governmental rules or regulations or any judgment, order or decree (federal, state, local or foreign) to which it is subject or have failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its business (including, without limitation, matters relating to environmental laws or regulations), except for such violations and failures to obtain such licenses, permits, franchises or other governmental authorizations that would not, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of the Company (whether because such license, permit, franchise or other governmental authorization will be obtained within a reasonable time after the Closing Date or otherwise).

     7.   Representations and Warranties of the Purchasers.
          ------------------------------------------------

          Each Purchaser severally represents the following to the Company and the Partnership:

     (a) Each Purchaser has full power and authority to enter into this Agreement, the Subscription Agreement and the Partnership Agreement, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each of the Agreement, the Subscription Agreement and the Partnership Agreement and the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of each Purchaser, and each of this Agreement, the Subscription Agreement and the Partnership Agreement is a legal, valid and binding obligation of such Purchaser, enforceable against the purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except as enforcement thereof is subject to general principles of equity (whether applied in a proceeding at law or in equity), and except that enforcement of the indemnification and contribution provisions of this Agreement may be limited or denied on the basis of federal or applicable state securities laws and the public policies underlying such laws.

     (b) Each Purchaser and, if he has engaged one, Purchaser Representative (as defined in the Subscription Agreement) have been furnished, prior to the date hereof, a copy of the Offering Documents (as defined in the Subscription Agreement), (ii) the Company has made available to the Purchaser and his Purchaser Representative (if any) the opportunity to ask questions of, receive answers and to obtain any additional information necessary to verify the accuracy of the information set forth in the Offering Documents, and the Purchaser and his Purchaser Representative (if any) did receive all such information from the Company concerning the terms and conditions of the offering and (iii) each Purchaser and his Purchaser Representative (if any) together have such knowledge and experience in financial and business matters necessary to be able to analyze the merits and risks of this investment.

     (c) The Purchaser recognizes that an investment in the Company is a speculative investment involving a high degree of risk.

     (d) Each Purchaser has adequate net worth and means of providing for current needs and possible personal contingencies, and has no need, and anticipates no need in the foreseeable future, to sell the Preferred (or the Common Stock issuable upon exercise) for which such Purchaser hereby subscribes. Each Purchaser is able to bear the economic risk of this investment and, consequently, without limiting the generality of the foregoing, is able to hold the Preferred (and the Common Stock issuable upon conversion) for an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment in the Company in the event such loss should occur.

     (e) Each Purchaser is acquiring the Preferred for his own account for investment and not for the benefit of any other person or with a view toward resale or redistribution in a manner which would require registration under the 1933 Act, and such Purchaser does not now have any reason to anticipate any change in circumstances or other particular occasion or event which would cause such Purchaser to sell the Preferred (or the Common Stock issuable upon conversion).

     (f) Each Purchaser received no representations or warranties (other than any contained in this Agreement) from the Company or its employees or agents, or any other person and, in making my investment decision, and such Purchaser is relying solely on the information contained in the Offering Documents and investigations made by such Purchaser or (if applicable) his Purchaser Representative.

     (g) Each Purchaser acknowledges that there are substantial restrictions on the transferability of the Preferred (and the Common Stock issuable upon the conversion thereof). Since the Preferred (and the Common Stock issuable upon conversion thereof) will not be, and the Purchaser has no right to require that they be registered under the 1933 Act or qualified pursuant to applicable state securities law (except as provided in this Agreement), the Preferred (and the Common Stock issuable upon conversion thereof) may not be, and each Purchaser agrees that they shall not be sold unless such sale is exempt from such registration under the 1933 Act, the Securities Act of Texas and any other applicable state Blue Sky law or regulation. Each Purchaser further acknowledges that the Company is under no obligation to aid me in obtaining any exemption from the registration requirements. Each Purchaser acknowledges that such Purchaser shall be responsible for compliance with all conditions on transfer imposed by any securities administrator of any state and for any expenses incurred by the Company for legal or accounting services in connection with reviewing such a proposed transfer and/or issuing opinions in connection therewith.

     8.   Registration Rights.
          -------------------

     8.1  Requested Registration.
          ----------------------

          (a) Request for Registration. In case the Company shall receive from Holders of 50% of the issued or issuable Registrable Securities (the "Initiating Holders") a written request that the Company effect a registration under the Securities Act of 1933, as amended (the "Securities Act") with respect to not less than a number of shares (as adjusted for recapitalizations) of Registrable Securities, sufficient (when aggregated with the offering of other holders who have similar registration rights who have so requested registration) so that the net proceeds of a proposed offering of such shares would be reasonably estimated to exceed $3,000,000, the Company will (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders and (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, appropriate qualification under Blue Sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 8.1:

               (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

               (B) Prior to the earlier of (i) December 31, 1992, or (ii) six months after the effective date of the Company's first registered public offering of its stock;

               (C) If the Company receives an opinion of counsel, reasonably satisfactory to a majority of the requesting Holders, to the effect that the Holders can make open market sales of the outstanding Common Stock held by them without registration, subject to the volume and manner of sale limitations contained in Rule 144 promulgated by the Securities and Exchange Commission or such similar exemption from registration requirements of the Act;

               (D) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

               (E) After the Company has effected one such registration pursuant to this paragraph 8.1(a), and such registrations have been declared or ordered effective; or

               (F) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, in which case the

     Company's obligation to use its best efforts to register, qualify or comply under this Section 8.1 shall be deferred for a period not to exceed 120 days from the date of receipt of the written request from the Initiating Holders.

          Subject to the foregoing clauses (A) through (F), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

     (b)  Underwriting. In the event that a registration pursuant to this
          ------------
Section 8.1 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 8.1(a)(i). In such event, the right of any Holder to registration pursuant to this Section 8.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 8.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited as provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 8.1, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders participating and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriters' marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

          If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

     8.2  Registration Form S-3.
          ---------------------

          (a) If any Holder or Holders holding in the aggregate not less than 15% of the aggregate number of shares of outstanding Preferred and Common Stock issued upon the conversion of the Preferred request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is then entitled to use Form S-3 under applicable Commission rules to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 8.3 in any six month period. The substantive provisions of Section 8.5 shall be applicable to each registration initiated under this Section 8.3.

     (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 8.3: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); (iii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 120 days from the receipt of the request to file such registration by such Holder.

          8.3  Optional Registrations. If at any time or times after the Closing
               ----------------------
Date, the Company shall determine to register any of its securities (for itself or for any other securities holder of the Company) under the Securities Act or any successor legislation (other than a registration relating to stock option plans, employee benefit plans or a Rule 145 transaction), and in connection therewith the Company may lawfully register its Common Stock, the Company will promptly give written notice thereof to the then holders (the "Holders") of all issued or issuable Registrable securities (as hereinafter defined) and will use its best efforts to include in such registration and to effect the registration under the Securities Act of all Registrable Securities which such Holders may request in writing delivered to the Company within 15 days after receipt by such Holder of the notice given by the Company; provided, however, if the managing underwriter for the Company advises the Company in writing that including all or part of the Registrable Shares in such offering will adversely affect the marketing of the proposed offering, then, in connection with any such underwritten offering by the Company of any of its securities, such registration of Registrable

Securities shall be limited to not less than 10% of the total number of shares to be sold in the case of an initial public offering of the Company's securities, and 20% of the total number of shares to be sold in the case of a subsequent offering; further provided, however, that such limited number of shares of Common Stock in such offering, which shares shall be taken from those owned (or obtainable upon the exercise of rights with respect to other securities) by a group of holders requesting registration consisting of the Holders and other holders having similar registration rights to those of the Holders, and such limitation shall be imposed upon the Holders and such other holders pro rata on the basis of the total number of (i) shares of Registrable Securities owned by the requesting Holders and (ii) shares of Common Stock owned, or obtainable by them upon the exercise of rights with respect to other securities, by such other requesting holders. In the event of such a limitation, shares of persons not having similar registration rights will not be included in such registration. The Company shall have the right to select the managing underwriter or underwriters for any underwritten offering made pursuant to a registration under this Section 8.3 hereof.

     8.4  Registrable Securities. For the purposes of these provisions, the term
          ----------------------
"Registrable Securities" shall mean (i) the Common Stock issued or issuable upon conversion of the Preferred (the "Conversion Stock") and (ii) any Common Stock issued or issuable with respect to the Common Stock described in clause (i) by way of a stock dividend or stock split.

     8.5  Expenses of Registration.
          ------------------------

     (a) All expenses of the registration and offering incurred in connection with (i) one registration pursuant to Section 8.1, and (ii) three registrations pursuant to Section 8.3, shall be borne by the Company, except that the Holders shall bear underwriting commissions and discounts attributable to their Registrable Securities being registered and the fees and expenses of separate counsel, if any, for such Holders. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders of such securities pro rata. If the Company includes in such registration any securities to be offered by it, all expenses shall be borne by the Company,

     (b) A proportionate share of the expenses of the registration and offering incurred in connection with (i) a registration pursuant to Section 8.2 and (ii) any registration pursuant to Section 8.3 after the third registration thereunder, shall be borne pro rata by the Holder or Holders requesting the registration on the basis of the ratio of the number of their shares so registered to the total number of shares included in such registration.

     8.6  Transfer of Registration Rights. The rights to cause the Company to
          -------------------------------
register securities granted Purchasers under Sections 8.1, 8.2 and 8.3 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by a Purchaser provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) such assignee or transferee acquires at least 5,000 shares of the Registrable Securities (appropriately adjusted for Recapitalizations). Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to any constituent partner of the Partnership, without compliance with item (ii) above, provided notice thereof is promptly given to the Company.

     8.7  Standoff Agreement. The Holders shall, if requested by the managing
          ------------------
underwriter or underwriters of any proposed firm underwritten offering of securities by the Company, agree not to sell any of their Registrable Securities or any other securities of the Company owned by such Holders in any transaction other than pursuant to such underwritten offering for a period of up to 90 days beginning on the effective date of the registration statement, provided that the Company's officers and directors and each holder of 10% or more of the Company's issued and outstanding Common Stock also agree to such limitations. The Holders shall upon request execute a written agreement confirming and agreeing as to the foregoing.

     8.8  Registration Indemnification. In the event of any Registration under
          ----------------------------
the Act pursuant to these provisions of Registrable Securities of any Holder, the Company will hold harmless such Holder and each underwriter of such securities and each other person, if any, who controls such Holder or such underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Holder or such underwriter or controlling person may become subject under the Act or otherwise, insofar an such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, or any preliminary prospectus or final prospectus or amendment or supplement thereto on the effective date thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such Holder and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or any preliminary prospectus or final prospectus or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder or such underwriter specifically for use in the preparation thereof.

     It shall be a condition precedent to the obligation of the Company to include in any registration statement any Registrable Securities then held by a Holder that the Company shall have received an undertaking satisfactory to it and its counsel from each Holder, to indemnity and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Act, with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company through an instrument duly executed by the Holder specifically for use in the preparation of such registration statement, preliminary prospectus or final prospectus or such amendment or supplement thereto.

     Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of these provisions, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the defense thereof.

     9.   Right of First Purchase.
          -----------------------

     9.1.      Right of First Purchase. The Company hereby grants to each
               -----------------------
Purchaser the right to first purchase for a number of shares of the same class of New Securities (as defined in this Section 9.1) which the Company may, from time to time, propose to sell and issue. Each Purchaser shall be entitled to purchase a number of shares of the class of New Securities sufficient to maintain his pro rata ownership in the Company after taking into account the proposed issuance by the Company, which pro rata ownership is equal to the ratio that the sum of the number of shares of Preferred, the number of outstanding shares of Conversion Stock) then held by such Purchaser bears to the sum of the total number of shares of Common Stock then outstanding ant the number of shares of Conversion Stock or Common Stock issuable upon conversion of the then outstanding Preferred.

     (a) Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company including Common Stock and Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" does not include (i) the shares of Preferred issued pursuant to this Agreement or the Conversion Stock,
(ii) securities offered to the public generally pursuant to a registration statement or pursuant to Regulation A under the Securities Act, (iii) securities issued in the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its shareholders own not less than fifty-one percent (51%) of the voting power of the surviving or successor corporation, (iv) shares of the Company's Common Stock or related options exercisable for such Common Stock issued to employees, officers and directors of, and consultants, customers, and vendors to, the Company, pursuant to any arrangement approved by the Board of Directors of the Company, (v) stock issued pursuant to any rights or agreements, including without limitation convertible securities, options and warrants, provided that the rights of first purchase established by this Section 9.1 apply with respect to the initial sale or grant by the Company of such rights or agreements, or (vi) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

     (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Purchaser written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. The Company shall include with such notice a brief summary of the business plan of the Company. Each Purchaser shall have ten
(10) days from the date of receipt of any such notice to agree to purchase up to the Purchaser's share (calculated in accordance with Section 9.1(a)) of such New Securities for the price - and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. The Company shall notify each Purchaser of any material revision to the price and terms of the issuance of New Securities and Purchasers shall be entitled to 10 additional days in order to respond to the Company.

     (c) In the event a Purchaser fails to exercise such right of first purchase within said 10 day period, the Company shall have 120 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 60 days from the date of said agreement) to sell the New Securities not elected to be purchased by Purchasers at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 120 day period (or sold and issued New Securities in accordance with the foregoing within 60 days for the date of said agreement), the Company shall not thereafter issue or sell any of such New Securities, without offering securities in the manner provided above.

     (d) The right of first purchase granted under this Agreement shall expire upon the first to occur of the following (i): the closing of the first public offering of the Common Stock of the Company to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act; or (ii) as to a Purchaser if such Purchaser no longer holds at least 5,000 shares of Preferred and/or Conversion Stock (appropriately adjusted for Recapitalizations).

     (e) The right of first purchase hereunder is not assignable except by each of such Purchasers to any wholly-owned subsidiary or constituent partner who acquires at least 5,000 shares (appropriately adjusted for Recapitalizations).

     (f) Notwithstanding anything to the contrary contained in this Section 9, in the event the New Securities proposed to be issued by the Company are to be convertible into shares of Common Stock, the right of first purchase granted pursuant to this Section 9 shall, at the Company's option, apply to the purchase of a pro rata number of shares of Common Stock into which the pro rata number of shares of New Securities the Purchaser otherwise would have been entitled would be convertible. Substitution of Common Stock in lieu of an offer of New
Securities shall be indicated in the Company's notice to Purchasers pursuant to
Section 9(b) hereof. Failure of a Purchaser to effect his right of first purchase of such Common Stock shall entitle the Company to issue any New Securities on any such terms as the Company shall approve, provided that such conversion right shall be limited to a maximum number of shares as presumed in the Company's notice to Purchasers.

     10.  Restrictions on Transfer; Other Agreements.
          ------------------------------------------

     10.1.     Restrictive Legend. (a) The Purchaser Shares shall (unless their
               ------------------
disposition is otherwise permitted by the provisions of this Section 10) be subject to stop transfer instructions and shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "This security has not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until registered under such act, or unless such offer, sale, transfer, pledge or hypothecation is exempt from registration or is otherwise in compliance with such act. The transferability of this security is also subject to restrictions contained in a Purchase Agreement which agreements the Company will furnish to the holder of this security upon request."

     (b) The Company hereby agrees that it will, upon the Purchasers request, eliminate the foregoing legend and stop transfer instructions if, in the written opinion of counsel (which counsel and opinion (in form, scope ant substance) shall be satisfactory to the Company), the Purchaser is entitled, without limitation as to manner or sales to sell the Purchaser Shares without registration under the Securities Act by reason of Rule 144 thereunder (or any successor provision).

     10.2.     Restrictions on Transfer.  The Purchasers by acquiring any of the
               ------------------------
Purchaser Shares hereunder, hereby covenants and agrees that, except as herein provided, it will not directly or indirectly offer for sale or sell (within the meaning of the Securities Act) any of the Purchaser Shares.

     (a)  The Purchaser may offer or sell the Purchaser Shares pursuant to:

          (i) an effective registration statement under the Securities Act ("Registration Statement") filed by the Company under Section 8 hereof, or

          (ii) an exemption from registration under the Securities Act, provided that prior to any such proposed transfer of the Purchaser Shares, the Purchaser shall give written notice to the Company of the Purchaser's intention to effect such transfer, which notice shall be accompanied by such evidence as may be reasonably satisfactory to the Company that the proposed transfer of the Purchaser Shares may be effected without registration under the

     Securities Acts whereupon the Purchaser shall be entitled to transfer the Purchaser Shares in accordance with the terms of the notice delivered by the Purchaser to the Company, or

           (iii) the provisions of Rule 144 under the Securities Act, if applicable.

     (b) Any offer or sale of the Purchaser Shares shall be made in accordance with the Federal and state securities laws (including the prospectus delivery requirements of the Securities Act), if applicable.

     (c) Notwithstanding any provision in this Section 10 to the contrary, the Partnership shall be permitted to transfer Preferred to any withdrawing partner thereof or as a result of the liquidation of the Partnership, all in accordance with the Partnership Agreement. Such securities transferred by the Partnerahip pursuant to this paragraph shall remain subject to the other provisions of this
Section 10.

     (d) Each of the Purchaser Shares transferred as above provided shall bear the appropriate restrictive legend set forth in Section 10.1 above except as provided in Section 8 or if, in the opinion of the legal counsel referred to above (which counsel and opinion (in form, scope and substance) shall be satisfactory to the Company), such legend is not required in order to establish compliance with any provisions of the Securities Act.

     11.  Miscellaneous.
          -------------

     11.1.     Notices; Payments.  Except as otherwise provided in this
               -----------------
Agreement, all notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or five business days after being deposited in the mail (registered or certified mails postage prepaid, return receipt requested) properly addressed as set forth below. Any such notice or other communication shall be addressed (a) if to the Purchasers at the address included in their respective Subscription Agreement or at such other address as the Purchaser shall have furnished to the Company in writing, (b) if to the Partnership, at such address provided in the Partnership Agreement, (c) if to any subsequent holder of any of the Purchaser Shares, at such address as shown on the Security Register of the Company maintained pursuant to the Certificate of Designation or (d) if to the Company, to Hybrid Fax, Inc., 1733 Woodside Road, Suite 335, Redwood City, California 94061, Attention: President, with a copy to: Douglas Y. Bech, Andrews & Kurth, 4200 Texas Commerce Tower, Houston, Texas 77002, or to such other address and/or to the attention of such other copied person as the Company shall have furnished to the Purchaser, the Partnership and each such other holder in writing.

     11.2.     Headings; Schedules and Exhibits.  The headings herein are for
               --------------------------------
convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The schedules and exhibits attached hereto, and the certificates and other documents delivered as specified herein, are expressly made a part of this Agreement.

     11.3.     Effect of Agreement.
               -------------------

     (a) This Agreement, including the representations and warranties contained herein and the annexes, schedules, exhibits, certificates, opinions and other documents referred to herein or delivered pursuant hereto, and the Subscription Agreements contain the entire agreement between the Purchaser and the Company with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto. No representations and warranties other than those contained herein or in any such annex, schedule, exhibit, certificate, opinion or other document shall be deemed to have been made by the Purchaser or the Company with respect to this Agreement, the Subscription Agreements and the Purchaser Shares. All of the representations and warranties contained herein and in the Subscription Agreements or in any such annex, schedule, exhibit, certificate or opinion or other document shall survive the Closing, regardless of any investigation that may have been or may be made (or any statements made in respect thereof) at any time by or on behalf of the party to whom such representations and warranties are made.

     (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns but, except as otherwise provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     (c) No right, power or remedy granted under this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other rights, powers or remedies referred to in this Agreement or otherwise available at law or in equity; and the exercise or beginning of exercise by any party hereto of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by such party of any or all such other rights, powers or remedies. No waiver by any party hereto, and no failure or delay on the part of such party in any one or more instances to insist upon strict performance or observance of one or more covenants or conditions hereof, shall in any way be, or be construed to be, a waiver thereof or prevent such party's rights to require at a later time the performance or observance of such covenants or conditions, or otherwise prejudice such party's rights, powers or remedies.

     11.4.     Company Information. For so long as the Purchasers shall own
               -------------------
Preferred, the Company shall furnish to each Purchaser owning Preferred (i) for the first three quarters of each fiscal year reports of its business and operations (including unaudited quarterly financial statements) and (ii) for each fiscal year, an annual report of its business and operations (including financial statements which financial statements shall be audited commencing for the year ended December 31, 1989 and all subsequent years). The Company shall, from time to time prior to the Closing, provide to the Purchaser such other information respecting the business operations, financial condition or assets of the Company as the Purchaser may reasonably request.

     11.5.     GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF.

     11.6.     Counterparts. This Agreement may be executed simultaneously in
               ------------
two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.7.     Expenses and Fees. The Company shall pay all costs and expenses
               -----------------
in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith including the reasonable fees and disbursements of Andrews & Kurth, except for the fees of counsel who render the opinions specified in Sections 8 and 9 hereof (which fees shall be paid by the Purchaser incurring such fees), all costs and expenses in connection with the administration of this Agreement and all reasonable costs and expenses (including, without limitations attorneys fees and expenses), if any, in connection with the enforcement of this Agreement or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith; provided that the Company shall not be obligated to pay any amounts in accordance with the performance of the registration rights granted in Section 8 hereof except as provided therein.

     11.8.     Delivery. The Purchasers hereby appoints the Partnership as its
               --------
agent to accept delivery of the Purchaser Shares at the Closing and to execute a receipt for such Shares on the Purchaser's and the Partnership's behalf.

     11.9.     Lost, Etc., Certificates Evidencing Preferred Certificates;
               -----------------------------------------------------------
Exchange of Certificates. Upon receipt of evidence satisfactory to the Company
------------------------
of the loss, theft, destruction or mutilation of any certificate evidencing any shares of Preferred held by the Purchaser or the Partnership, and in case of loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of such mutilation, upon surrender and cancellation of such certificate, the Company will make and deliver in lieu of such certificate one or more new certificates of the same series and in such denomination or denominations as the Purchaser or the Partnership, as the case may be, may request for the same aggregate number of shares of Preferred evidenced by the certificate so lost, stolen, destroyed or mutilated, less the number of shares of Preferred, if any, originally evidenced by such certificate that have theretofore been redeemed, and registered in such name or names as the Purchaser or the Partnership may request.

     Upon surrender by the Purchaser, or the Partnership or their respective nominee of any certificate evidencing any shares of Preferred for exchange at the office of the Company, the Company at its expense (exclusive of applicable transfer taxes if any) will issue in exchange therefor one or more new certificates of the same series and in such denomination or denominations as such Purchaser may request for the same aggregate number of shares of Preferred originally evidenced by the certificate so surrendered, less the number of shares of Preferred, if any, evidenced by such surrendered certificate that have theretofore been redeemed, and registered in such name or names as such Purchaser or the Partnership may request.

     11.10.    Amendments; Waiver.  This Agreement may be amended only with, and
               ------------------
any provision of this Agreement may be waived only by, the written consent of the holders of at least 66-2/3% of the aggregate Stated Value of the Preferred; provided however, that no such amendment or waiver of this Section 11.10 shall be effective without the written consent of the holders of 100% of the outstanding Preferred.

     11.11.    Restriction for Pennsylvania Residents. If Purchaser is a
               --------------------------------------
Pennsylvania resident, such Purchaser agrees, in addition to any other agreements contained herein, that he will not sell any shares of Preferred purchased pursuant hereto for a period of twelve (12) months, beginning on the date such securities were purchased from the Company, except as permitted by the regulations of the Pennsylvania Securities Commission or as otherwise permitted under the Pennsylvania Securities Act of 1972.

     EXECUTED as of the date first above written by the Company, the Partnership and each of the Purchasers listed in Schedule I hereto by their attorney-in-fact pursuant to the power of attorney granted in each of the Subscription Agreements.


                                    HYBRID FAX, Inc.


                                    By:    Rudy Prince
                                           ------------------------
                                    Title: President
                                           ------------------------

                                    FIRST STAGE PARTNERS


                                    By:  Douglas Y. Bech
                                         -----------------------------
                                         Administrative Partner

                                    THE PURCHASERS LISTED IN
                                    SCHEDULE I HERETO


                                    By:  Douglas Y. Bech
                                         ---------------------------------
                                         Douglas Y. Bech, Attorney-in-fact

                                                                      SCHEDULE I
                                Hybrid Fax, Inc.

                       Series A Preferred Stock Investors
                          Offering of December 27, 1988

Unless otherwise noted, one-half of the number of shares referenced below were issued and fully paid at the First Closing (December 27, 1988) and one-half are to be issued and fully paid at the Second Closing (January 31, 1989).

                                                             No. of Shares
                                               Amount of         of
    Investor                                   Investment    Series A Pfd.
    --------                                   ----------    -------------
Douglas Y. Bech                                 $10,000          12,000
Houston, Texas

Sandra J. Basel                                  10,000          12,000
San Jose, California/(1)/

Rebecca S. Draper                                10,000          12,000
Menlo Park, California/(2)/

Timothy C. Draper                                10,000          12,000
Menlo Park, California

Charles E. Edwards IRA Rollover                  10,000          12,000
Account No.4815600369
c/oMTrust, Houston, Texas/(2)/

Janice P. Edwards/(3)/                            2,500           3,000
Custodian for Melanie L. Edwards
Summit, New Jersey

Janice P. Edwards/(3)/                            2,500           3,000
Custodian for Meghan E.A. Edwards
Summit, New Jersey

Evergreen Consolidated Inc.                      10,000          12,000
Houston, Texas

Peter M. and Marian S. Hendricks,Trustees        15,000          18,000
Sausalito, California

Craig Minor                                      10,000          12,000
Houston, Texas

/(1)/ All shares issues and fully paid at the Second Closing (January 31, 1989). /(2)/ All shares issued and fully paid at the First Closing (December 27, 1988). /(3)/ Transferred by Charles M. Edwards, III


                                                 No. of Shares
                                   Amount of         of
  Investor                         Investment    Series A Pfd.
  --------                         ----------    -------------

Rick Moreno                        $ 10,000          12,000
Burlingame, California

Robert L. Newman                     20,000          24,000
Hillsborough, California

Dr. D. Elliot Parks                   5,000           6,000
La Jolla, California

Larry B. Phillips, III                5,000           6,000
Houston, Texas

Steven M. Philley                    20,000          24,000
Houston, Texas

Robert E. Powers                     10,000          12,000
San Francisco, California

Edward R. Prince, Jr.                20,000          24,000
Houston, Texas

William F. Rooney                    20,000          24,000
Pittsburgh, Pennsylvania/(1)/

Leo R. Schlinkert                    50,000          60,000
Brooklyn, New York

Rosamond P. Smythe                   10,000          12,000
San Francisco, California

Richard or Martha Stipanovic         10,000          12,000
Bellaire, Texas

Richard D. Tucker                    10,000          12,000
Hillsboro, Texas                   --------         -------

       Total /(2)/                 $280,000         336,000
                                   ========         =======

/(1)/ All shares issued and fully paid at the Second Closing (January 31, 1989).

/(2)/ 162,000 shares issued and fully paid at the First Closing (December 27, 1988) and 174,000 shares issued and fully paid at the Second Closing (January 31, 1989).

                                      I-2